Exhibit 10.1

EXECUTION COPY

STOCK EXCHANGE AND STOCKHOLDERS AGREEMENT

This STOCK EXCHANGE AND STOCKHOLDERS AGREEMENT (this “Agreement”), dated as of May 28, 2026 (the “Effective Date”), is by and between CitroTech Inc., a Wyoming corporation (“CITR”), and BoltRock Holdings, LLC, a Delaware limited liability company (“Exchange Party”).

WHEREAS, Exchange Party and CITR have each determined that the transactions contemplated by this Agreement, on the terms and conditions of this Agreement, would be advantageous and beneficial to their respective companies and equity holders;

WHEREAS, the parties hereto desire to consummate the transactions contemplated herein, pursuant to which (a) CITR will issue to Exchange Party 103,558 shares of its Series C Convertible Preferred Stock, par value $0.0001 per share (the “CITR Shares”), and (b) Exchange Party will transfer to CITR 302,526 shares of Series A Preferred Stock, par value $0.0001 per share (the “Exchange Party Shares”), owned by Exchange Party; and

WHEREAS, for United States federal income tax purposes, the transactions contemplated hereby are intended to qualify as a recapitalization described in Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended, pursuant to which no gain or loss is recognized by CITR or Exchange Party.

NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

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ARTICLE I

DEFINITIONS

Section 1.1.Definitions.

As used herein, the following terms shall have the following meanings:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations issued in respect thereto.

“Change of Control” means, with respect to any specified Person, the acquisition, directly or indirectly, by any other Person or group (within the meaning of Section 13(d) of the Exchange Act) of other Persons of (a) more than 50% of the outstanding equity (on a Fully Diluted As-Converted Basis) of such specified Person or (b) all or substantially all of the consolidated assets of such specified Person and its subsidiaries, taken as a whole, in each case, whether through a merger, consolidation, tender offer, dissolution, liquidation, recapitalization, share exchange, business combination or transaction involving such specified Person, other than any such acquisition by any other Person or group of other Persons where more than 50% of the outstanding equity (on a Fully Diluted As-Converted Basis) of the ultimate parent entity of such other Person or group is, immediately after such acquisition, beneficially owned by the equity holders of such specified Person immediately prior to such acquisition.

“Common Stock” means the common stock, par value $0.0001 per share, of CITR.

“Encumbrance” means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

“Fully Diluted As-Converted Basis” means, as of any date of determination, the number of issued and outstanding shares of Common Stock assuming the conversion of all outstanding preferred stock, convertible securities, other equity instruments convertible into preferred stock or Common Stock and the exercise of all outstanding options and warrants. For the avoidance of doubt, Fully Diluted As-Converted Basis shall include the CITR Shares, whether issued or subject to a lock up.

“Order” means any decree, order, judgment, writ, award, injunction, stipulation or consent of or by any Federal, state or local government or any court, administrative agency or commission or other governmental authority or agency, domestic or foreign.

“Person” means any individual, corporation, general or limited partnership, joint venture, association, limited liability company, joint stock company, trust, business, bank, trust company, estate (including any beneficiaries thereof), unincorporated entity, cooperative, association, government branch, agency or political subdivision thereof or organization of any kind.

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“Rule 144” shall mean Rule 144 under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“SEC” means the Securities and Exchange Commission.

“Sell” means, with respect to the Exchange Party Shares, to, directly or indirectly, (a) sell, pledge, offer to sell or pledge, contract to sell or pledge, sell or grant any option, right or warrant to purchase, purchase or acquire any option to sell, or otherwise dispose or transfer any such securities or any securities convertible into or exchangeable or exercisable for such securities or (b) enter into any swap, derivative or any other similar agreement or any similar transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of such securities, whether any such swap, derivative or other similar transaction is to be settled by delivery of such securities or other securities, in cash or otherwise.

“Ten Percent Holder” means, as of any date of determination, if Exchange Party and its affiliates beneficially own at least ten percent (10%) of CITR’s Common Stock on a Fully Diluted As-Converted Basis.

“Transaction Documents” means any ancillary contracts, agreements or other documents that are to be entered into in connection with the transactions contemplated hereby.

ARTICLE II

EXCHANGE OF STOCK

Section 2.1.Exchange.

Subject to the terms and conditions of this Agreement, at the Closing, CITR agrees to issue to Exchange Party the CITR Shares and Exchange Party agrees to transfer to CITR the Exchange Party Shares.

Section 2.2.The Closing.

(a) Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated by this Agreement (the “Closing”) shall take place simultaneously by exchange of electronic signature and deliveries when the conditions set forth in Article V shall have been fulfilled or waived (other than those that this Agreement contemplates will be satisfied at or immediately prior to the Closing), or at such other time as shall be mutually agreed upon by CITR and Exchange Party (the “Closing Date”). The Closing Date shall be on the date hereof.

(b) Subject to the conditions set forth in this Agreement, the parties agree to consummate the following transactions at the Closing:

(i) Exchange Party shall direct CITR’s transfer agent to transfer to CITR the Exchange Party Shares by updating the book entry account of Exchange Party to reflect the transfer of the Exchange Party Shares to CITR, accompanied by a medallion guaranty, if required by the transfer agent, sufficient to validly transfer the Exchange Party Shares to CITR; and

(ii) CITR shall issue to Exchange Party the CITR Shares by book entry for the account of Exchange Party to validly transfer the CITR Shares for the account of Exchange Party.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES OF CITRO

CITR represents and warrants to Exchange Party that the statements contained in this Article III are true and correct in all material respects as of the Closing Date, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties will be true and correct as of such date).

Section 3.1.Power and Authority; Enforceability.

CITR is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. CITR has all requisite capacity, power and authority to execute, deliver and perform this Agreement. No other corporate action on the part of CITR is necessary to authorize the execution and delivery by CITR of this Agreement or the consummation by it of the Contemplated Transactions (as defined below). This Agreement has been duly executed and delivered and, upon execution by Exchange Party, will constitute a valid and legally binding obligation of CITR, enforceable against CITR in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

Section 3.2.Issuance.

The CITR Shares, when issued hereunder and upon delivery of the consideration therefor, will be duly authorized, validly issued, fully paid and non-assessable, free and clear of any Encumbrance or restriction on transfer other than restrictions under the Act (including any legends on the CITR Shares as contemplated by Section 4.7).

Section 3.3.Consents and Approvals.

Neither the execution, delivery and performance of this Agreement by CITR, nor the consummation by CITR of any transaction related hereto, including the transfer, sale and delivery of the CITR Shares will require any material consent, approval, license, Order or authorization of, filing, registration, declaration or taking of any other action with, or notice to, any Person, other than such consents, approvals, filings or actions as may be required under the Federal securities laws which have or will be made.

Section 3.4.No Conflicts.

The execution and delivery by CITR of this Agreement and the Transaction Documents to which it is or will become a party do not, and the consummation of the transactions contemplated by this Agreement and the Transaction Documents to which it is or will become a party (the “Contemplated Transactions”) shall not, assuming the consents, approvals, filings or actions described in Section 3.3 are made or obtained, as the case may be, (a) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of CITR, (b) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which CITR is a party or by which it or any of its properties or assets may be bound, or (c) conflict or violate any permit, concession, franchise, license, judgment, Order, decree, statute, law, ordinance, rule or regulation of any government, governmental instrumentality or court, domestic or foreign, applicable to CITR or any of its properties or assets, except in the case of (b) and (c) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not, individually or in the aggregate, materially affect the CITR Shares being issued by CITR to Exchange Party.

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ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF EXCHANGE PARTY

Exchange Party represents and warrants to CITR that the statements contained in this Article IV are true and correct in all material respects as of the Closing Date, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties will be true and correct as of such date).

Section 4.1.Power and Authority; Enforceability.

Exchange Party is a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Exchange Party has all requisite capacity, power and authority to execute, deliver and perform this Agreement. No other corporate action on the part of Exchange Party is necessary to authorize the execution and delivery by Exchange Party of this Agreement or the consummation by it of the Contemplated Transactions. This Agreement has been duly executed and delivered and, upon execution by CITR, will constitute a valid and legally binding obligation of Exchange Party, enforceable against Exchange Party in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

Section 4.2.Ownership; Transferability.

Exchange Party is the legal and beneficial owner of the Exchange Party Shares, free and clear of any Encumbrance or restriction on transfer, other than restrictions under the Act (including any legends on such Exchange Party Shares).

Section 4.3.Consents and Approvals.

Neither the execution, delivery and performance of this Agreement by Exchange Party, nor the consummation by Exchange Party of any transaction related hereto, including the transfer, sale and delivery of the Exchange Party Shares, will require any material consent, approval, license, Order or authorization of, filing, registration, declaration or taking of any other action with, or notice to, any Person, other than such consents, approvals, filings or actions as may be required under the Federal securities laws which have or will be made.

Section 4.4.No Conflicts.

The execution and delivery by Exchange Party of this Agreement and the Transaction Documents to which it is or will become a party do not, and the consummation of the Contemplated Transactions shall not, assuming the consents, approvals, filings or actions described in Section 4.3 are made or obtained, as the case may be, (a) contravene, conflict with, or result in any violation or breach of any provision of the certificate of formation or governing document of Exchange Party; (b) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Exchange Party is a party or by which it or any of its properties or assets may be bound; or (c) conflict or violate any permit, concession, franchise, license, judgment, Order, decree, statute, law, ordinance, rule or regulation of any government, governmental instrumentality or court, domestic or foreign, applicable to Exchange Party or any of its properties or assets, except in the case of (b) and (c) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not, individually or in the aggregate, materially affect the ability of Exchange Party to perform its obligations hereunder.

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Section 4.5.Purchase Entirely for Own Account.

(a) The CITR Shares to be received by Exchange Party will be acquired for investment for its own account, and not with a view to the resale or distribution of any part thereof.

(b) Exchange Party has no present intention of selling, granting any participation in, or otherwise distributing the CITR Shares, except, in the case of (a) and (b) of this Section 4.5, as permitted by the Act.

(c) Exchange Party is an “accredited investor” under Rule 501(a) promulgated under the Act.

Section 4.6.Restricted Securities.

Exchange Party understands that the Exchange Party Shares are characterized as “restricted securities” under the Federal securities laws and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances.

Section 4.7.Legends.

It is understood that the certificate(s) evidencing the CITR Shares shall bear a legend substantially in the form below:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR WITH ANY STATE SECURITIES COMMISSION, AND MAY NOT BE TRANSFERRED OR DISPOSED OF BY THE HOLDER IN THE ABSENCE OF A REGISTRATION STATEMENT WHICH IS EFFECTIVE UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE LAWS AND RULES OR UNLESS SUCH TRANSFER MAY BE EFFECTED WITHOUT VIOLATION OF THE SECURITIES ACT OF 1933 AND OTHER APPLICABLE STATE LAWS AND RULES.

ARTICLE V

CONDITIONS PRECEDENT; RELATED COVENANTS

Section 5.1.Closing.

Each of the parties hereto shall use its commercially reasonable efforts (“Reasonable Efforts”) to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including using its Reasonable Efforts to ensure that (i) its representations and warranties remain true and correct in all material respects through the Closing Date, and (ii) the conditions to the obligations of the other parties to consummate the transaction are satisfied.

Section 5.2.Conditions Precedent to Obligations of Exchange Party.

The obligations of Exchange Party to transfer and the assign the Exchange Party Shares and receive the CITR Shares at the Closing are subject to the fulfillment of the condition that, at the Closing, the representations and warranties of CITR set forth in this Agreement shall be true and correct in all material respects, in each case as of the Closing Date, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties shall be true and correct as of such date).

Section 5.3.Conditions Precedent to Obligations of CITR.

The obligations of CITR to issue the CITR Shares and receive the Exchange Party Shares at the Closing are subject to the fulfillment of the condition that, at the Closing, the representations and warranties of Exchange Party set forth in this Agreement shall be true and correct in all material respects, in each case as of the Closing Date, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties shall be true and correct as of such date).

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ARTICLE VI

COVENANTS

Section 6.1.Right to Appoint a Member of the Board of Directors of CITR. For so long as Exchange Party is a Ten Percent Holder, Exchange Party shall have the right, but not the obligation, to appoint or replace, as applicable, one (1) member of the board of directors of CITR (the “Board”) and any committee of the Board, (a) at any meeting of the board of directors of CITR; or (b) at any meeting of the stockholders of CITR; or (c) pursuant to any written consent of the board of directors of stockholders of CITR in which directors are appointed. At all times when Exchange Party is entitled to designate a member of the Board pursuant to this Section 6.1 but has not so appointed such member of the Board, Exchange Party shall instead have the right to appoint a Board observer.

Section 6.2.Exchange Party Rights. From and after the Effective Date, CITR shall not, shall cause each of its subsidiaries not to, without the prior written consent of Exchange Party, take, directly or indirectly, any of the actions listed on Exhibit A hereto.

Section 6.3. 144 Covenants. CITR shall use Reasonable Efforts to file any reports required to be filed by it under the Act and the Exchange Act of 1934 (the “Exchange Act”) and to take such further action as Exchange Party may reasonably request to enable Exchange Party to sell any equity securities of CITR held or beneficially owned by Exchange Party or any of its affiliates (such securities, “BRH Securities”) without registration under the Act from time to time within the limitation of the exemptions provided by Rule 144. CITR shall, in connection with any request by Exchange Party in connection with a sale, transfer or other disposition by Exchange Party of any BRH Securities pursuant to Rule 144 either currently or prospectively with unspecified timing, promptly cause (and in no event longer than five (5) business days after such request) the removal of any restrictive legend or similar restriction on the BRH Securities, and, in the case of book-entry units, make or cause to be made appropriate notifications on the books of CITR’s transfer agent for such number of units and registered in such names as CITR may reasonably request and to provide a customary opinion of counsel and instruction letter required by CITR’s transfer agent.

Section 6.4.Registration Rights. In addition and without limitation of Section 6.3, upon the request of Exchange Party, CITR shall use Reasonable Efforts to promptly file with the SEC a registration statement and take all reasonably necessary actions to register, as soon as practicable, all BRH Securities requested by Exchange Party under the Act. CITR shall use Reasonable Efforts to enable Exchange Party to sell BRH Securities covered by such registration statement, including in any underwritten public offering. CITR shall use Reasonable Efforts to follow and comply with customary registration actions and procedures, including delivery of customary comfort letters and opinions, to register the BRH Securities and effect such sales. CITR shall not enter into a registration rights agreement, or give registration rights to any other securityholder, that give more favorable registration rights to such securityholder as compared to those granted to Exchange Party.

Section 6.5.Survival. The obligations set forth in Section 6.1 and Section 6.2 of this Agreement shall survive the Closing indefinitely and shall terminate and be of no further force or effect upon such time as Exchange Party ceases to be a Ten Percent Holder. Section 6.3 and Section 6.4 shall survive the Closing indefinitely and shall terminate and be of no further force or effect upon such time as Exchange Party ceases to hold any BRH Securities.

Section 6.6.Lock-Up. Until the date that is eighteen (18) months after the Closing Date, Exchange Party shall not Sell any CITR Shares; provided, that Exchange Party and its affiliates will be permitted to Sell any CITR Shares: (i) to any affiliates of Exchange Party (provided that any such affiliates agree to be bound by the terms of this Agreement, including this Section 6.6, as if they were a party hereto); (ii) in connection with any Change of Control of CITR; or (iii) with the prior written consent of CITR.

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ARTICLE VII

GOVERNING LAW; VENUE AND JURISDICTION

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF WYOMING, WITHOUT REGARD TO ITS CONFLICT OF LAWS PRINCIPLES. EACH OF THE PARTIES HERETO (I) IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF (A) THE COURT OF CHANCERY FOR THE STATE OF DELAWARE IN AND FOR NEW CASTLE COUNTY, DELAWARE (OR, IN THE EVENT THAT SUCH COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION OVER SUCH ACTION, SUIT OR PROCEEDING, THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE (AS APPLICABLE, THE “CHOSEN COURT”), AS WELL AS TO THE JURISDICTION OF ALL COURTS FROM WHICH AN APPEAL MAY BE TAKEN FROM SUCH COURT(S), FOR THE PURPOSE OF ANY ACTION, SUIT OR PROCEEDING WHICH IS BROUGHT BY A PARTY OR ITS SUCCESSOR AND ASSIGNS, ARISING OUT OF THIS AGREEMENT, AND (II) HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION SUIT OR PROCEEDING MAY BE HEARD AND DETERMINED IN THE CHOSEN COURT, (III) AGREES NOT TO COMMENCE ANY ACTION, SUIT OR PROCEEDING OF ANY KIND OR TYPE RELATING TO THIS AGREEMENT EXCEPT IN THE CHOSEN COURT AND (IV) TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY WAIVES, AND AGREES NOT TO ASSERT AS A DEFENSE OR OTHERWISE IN ANY SUCH ACTION, SUIT OR PROCEEDING ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE CHOSEN COURT, THAT THE ACTION, SUIT OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, OR THAT THE VENUE OF THE ACTION, SUIT OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY WAIVES ALL RIGHTS OF ANY OTHER JURISDICTION WHICH IT MAY NOW OR HEREAFTER HAVE BY REASON OF ITS PRESENT OR SUBSEQUENT RESIDENCE OR DOMICILE.

ARTICLE VIII

NOTICES

Any notice provided for in this Agreement shall be in writing and shall be sent by email transmission to the parties at the email address set forth in the signature blocks to this Agreement, or at such other email address or to the attention of such other person as either party has specified by prior written notice to the other party. Notices shall be deemed to have been given hereunder when sent by email with confirmation.

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ARTICLE IX

MISCELLANEOUS.

Section 9.1.Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in the Chosen Court, in addition to any other remedy to which they are entitled at law or in equity. Each party further agrees to waive any requirement for the securing or posting of any bond in connection with such remedy.

Section 9.2.Indemnification. In addition to any other remedies under this Agreement, each party shall indemnify and hold harmless the other party and its affiliates from and against all losses, damages and expenses that they may incur on account of any material breach by of this Agreement by either party.

Section 9.3.Survival. Subject to Section 6.5 (with respect to Section 6.1, Section 6.2, Section 6.3 and Section 6.4) and applicable law, the representations, warranties and covenants made herein by each of CITR and Exchange Party shall survive the Closing.

Section 9.4.General. If any provision of the Agreement is held by a court of competent jurisdiction to be invalid, illegal or unenforceable, the remainder of the provisions of the Agreement shall remain in full force and effect. No waiver, amendment or modification of this Agreement shall be binding unless made by a written instrument signed by both parties hereto. No failure or delay by either party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise of any right, power, or privilege hereunder. This Agreement may be executed in one or more counterparts, each of which (including by electronic means or by email in portable document format) shall be deemed to be an original, but all of which, taken together, shall constitute one and the same agreement. This Agreement represents the entire understanding and agreement of the parties regarding the subject matter hereof and supersedes all prior agreements between the parties regarding the matters contained herein. Neither party may assign this Agreement without the other party’s prior written consent. The parties agree that this Agreement was mutually negotiated, and that each party participated in the drafting of this Agreement; and as such, no rule of contract construction or interpretation will be applied for or against either party. In the event of any legal or equitable proceedings involving or relating to this Agreement, the prevailing party shall be entitled to receive from the non-prevailing party, in addition to any legal or equitable relief awarded to the prevailing party, all of the costs and expenses (including but not limited to filing and court costs, expert witness fees and reasonable attorney’s fees) incurred by the prevailing party in any such proceedings (including any appeal(s) and/or other proceedings relating thereto).

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK. SIGNATURE PAGE FOLLOWS.]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date”

CITROTECH INC.

By:	/s/ Wesley J. Bolsen
Name: Wesley J. Bolsen Title: Chief Executive Officer

BOLTROCK HOLDINGS, LLC

By:	/s/ Craig Huff
Name: Craig Huff Title: Managing Member

[SIGNATURE PAGE TO STOCK EXCHANGE AND STOCKHOLDERS AGREEMENT BETWEEN CITROTECH AND BOLTROCK HOLDINGS, LLC]

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Exhibit A

Consent Rights

1.	Beginning on the Effective Date, and ending 12 months thereafter, hire or fire any individual to a C-suite level or equivalent executive position.

2.	Enter into any transaction, agreement or arrangement, or any amendment or termination of or waiver under any transaction, agreement or arrangement between or among the CITR, TC Special Investments, LLC or any of their respective affiliates or any director, officer or employee thereof, as applicable.

[EXHIBIT A TO STOCK EXCHANGE AND STOCKHOLDERS AGREEMENT
BETWEEN CITROTECH AND BOLTROCK HOLDINGS, LLC]

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